UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006
P.F. Chang’s China Bistro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.
Item 1.01. Entry into a Material Definitive Agreement.
On March 8, 2006, at a meeting of the Board of Directors (the “Board”) of P.F. Chang’s China Bistro, Inc. (the “Company”), the Board modified the terms of its Director compensation plan to provide that each non-employee director receive annual compensation consisting of cash and stock option grants with a targeted aggregate value of $175,000 and targeted at the 75th percentile for peer companies. In addition, the Lead Director shall receive an annual retainer of $20,000, the Chair of the Audit Committee shall receive an annual retainer of $20,000, and the Chairs of the Compensation and Executive Development Committee and the Nominating and Corporate Governance Committee shall each receive an annual retainer of $10,000. Each director has the option to determine the amount of cash received with a minimum of 25% and a maximum of 50% of the total compensation to be paid in cash. The balance of the compensation for each director will be awarded as stock options, the value of which will be calculated using the same method used by the Company in valuing its equity based compensation awards under GAAP. Consistent with past practice, these cash payments and option grants will continue to be made upon election of a new director and, in the case of continuing directors, upon their re-election at each annual meeting of the Company’s stockholders.
Section 5 – Corporate Governance and Management.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 13, 2006, a press release was issued announcing the appointment of Mark Mumford as Chief Financial Officer of the Company effective upon the departure of Kristina Cashman, the current Chief Financial Officer. Mr. Mumford is expected to join the Company in early April, 2006 and take over the position of Chief Financial Officer on April 26, 2006. As previously reported, current Chief Financial Officer Kristina Cashman will leave the Company once Mr. Mumford takes over the position.
Mr. Mumford, age 44, has more than twenty years experience in the retail and high technology industries. Prior to joining the Company, Mr. Mumford served as Vice President, Controller and Chief Accounting Officer of PetSmart, Inc. From March 2003 to May 2004, he served as PetSmart’s Controller. He joined PetSmart in August 2001 as Vice President of Finance. From 2000 to 2001, he was a Director in the Financial Advisory Services group at Price Waterhouse LLP, the predecessor of PricewaterhouseCoopers LLP. He started his career in public accounting with Deloitte & Touche LLP.
There are no family relationships between Mr. Mumford and any other director or executive officer of the Company or any other person nominated or chosen to become a director or executive officer of the Company.
The press release regarding Mr. Mumford’s appointment is attached hereto as Exhibit 99.1, and, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Section 9 – Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	March 13, 2006 Press Release by P.F. Chang’s China Bistro, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: March 14, 2006	/s/ Kristina K. Cashman
Kristina K. Cashman
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	March 13, 2006 Press Release by P.F. Chang’s China Bistro, Inc.

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